FROM:    Citibank Europe Plc (the “Pledgee”)
TO:    Renaissance Reinsurance Ltd. (the “Pledgor”)
DATE:    22nd November 2016

Re:	First Amendment to the Pledge Agreement between the Pledgee and the Pledgor (the “Amendment”).
Ladies and Gentlemen,

1.
We refer to the Pledge Agreement between the Pledgee and the Pledgor, as successor in interest to RenaissanceRe Specialty Risks Ltd., dated 24th November 2014, as amended, restated, supplemented or otherwise modified from time to time (the “Pledge Agreement”). Defined terms used in this Amendment shall have the meanings given to them in the Pledge Agreement

2.	The Pledgee and the Pledgor agree, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, that as effective from the date of this Amendment:

a)
Schedule 2 of the Pledge Agreement entitled “Currency Margins” shall be deleted in its entirety and replaced by “Schedule 2” attached hereto. All references to “Schedule 2” in the Pledge Agreement shall be deemed to mean “Schedule 2” as amended hereby and as may be further amended from time to time.

b)	Preliminary Statement (4) is hereby deleted in its entirety and replaced with the following:
“(4)    The Pledgor has opened account number 695345 and the related deposit account number(s) referred to in the Collateral Account Control Agreement of the same date (as amended from time to time, the “Account Control Agreement”) among Pledgor, Pledgee and The Bank of New Mellon (the “Custodian”) (together with any successor accounts opened and maintained for this purpose, collectively the “Account”) with the Custodian at its office at BNY Mellon Center, Room 1035, Pittsburgh, Pennsylvania 15258, U.S.A.”

3.
Except as expressly amended hereby, the Pledge Agreement remains unmodified and in full force and effect. In the event of a conflict or inconsistency between the terms of this Amendment and the terms of the Pledge Agreement, the terms of this Amendment shall prevail.

4.
The Pledgor (i) reaffirms and restates any representations and warranties made in the Pledge Agreement, as amended hereby, and (ii) represents and warrants that (a) this Amendment and the Pledge Agreement, as amended hereby, constitute legal, valid and binding obligations and are enforceable against the Pledgor in accordance with their respective terms, (b) it has the full power and authority, and has taken all actions necessary, to execute and deliver this Amendment and to perform the obligations contemplated hereby and (c) the entering into and performance of this Amendment do not violate, breach, conflict with or constitute a default under any applicable law, regulation, rule, judgment, contract or other instrument binding on it or its assets or any provision of Pledgor’s organizational documents.

5.	This Amendment constitutes the entire agreement of the parties and supersedes all prior communications, understandings and agreements relating to the subject matter hereof.

6.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement.

7.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

8.	Please indicate your agreement to the foregoing by countersigning the attached copy of this Amendment and returning the same to us.
Very truly yours,
Citibank Europe Plc

By:    /s/ Niall Tuckey
Name:    Niall Tuckey
Title:    Director

Accepted and Agreed:
Renaissance Reinsurance Ltd.

By:    /s/ Todd R. Fonner_________
Name:    Todd R. Fonner
Title:    Authorized Signatory

SCHEDULE 2
Currency Margins

1.
Where the Qualifying Collateral or a portion thereof is denominated in the same currency as a Credit (the “Credit Currency”), the Qualifying Collateral or such portion thereof shall have a value of 100% of its value in the relative Credit Currency; and for this purpose the Pledgee shall notionally match each Credit with the Collateral or a portion thereof denominated in the relative Credit Currency.

2.
Where the Qualifying Collateral or a portion thereof is denominated in a currency other than the relative Credit Currency, both the Letter of Credit Value (or, where only a portion of the Qualifying Collateral is in the relative Credit Currency, the balance of the Letter of Credit Value remaining unmatched) and the Qualifying Collateral or such portion thereof shall be notionally converted into a common base currency (as the Pledgee may in its discretion determine); and following such notional conversion the Qualifying Collateral or such portion thereof shall suffer a deduction of the Relevant Percentage, to cover exchange movements that may from time to time affect the value of the underlying unmatched Qualifying Collateral or a portion thereof and the contingent obligations to which it relates.

3.	The “Relevant Percentage” means:

(a)	where the Qualifying Collateral or a portion is denominated in U.S. dollars, Canadian dollars or English Pounds Sterling, 5%;

(b)	where the Qualifying Collateral or a portion thereof is denominated in Euro, 6%;

(c)	where the Qualifying Collateral or a portion thereof is denominated in Chinese Yuan CNH/CNY, Swiss Francs or Japanese yen, 7.5%; and

(d)	where the Qualifying Collateral or a portion thereof is denominated in any other currency, 15%.

4.	Each notional conversion to be made hereunder shall be effected at the Pledgee’s then prevailing spot rate of exchange as provided in Section 18(a).